As filed with the Securities and Exchange Commission on July 23, 2003

                                                      Registration No. 333-74234
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            DALEEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                        65-0944514
     (State or other jurisdiction of                         (I.R.S. Employer
     incorporation organization)                             Identification No.)

                         902 Clint Moore Road, Suite 230
                            Boca Raton, Florida 33487
                    (Address of principal executive offices)

              DALEEN TECHNOLOGIES, INC. 401(k) PROFIT SHARING PLAN
                            (Full title of the plan)

                                  Gordon Quick
                      President and Chief Executive Officer
                            Daleen Technologies, Inc.
                         902 Clint Moore Road, Suite 230
                            Boca Raton, Florida 33487
                     (Name and address of agent for service)

                                 (561) 999-8000
          (Telephone number, including area code, of agent for service)

                                    Copy to:

   Kristen Larkin Stewart                                Dawn Landry
 Kirkpatrick & Lockhart LLP                   Vice President and General Counsel
  Henry W. Oliver Building                        Daleen Technologies, Inc.
    535 Smithfield Street                      902 Clint Moore Road, Suite 230
  Pittsburgh, PA 15222-2312                       Boca Raton, Florida 33487
       (412) 355-6500                                   (561) 999-8000

                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-74234), filed November 30, 2001 (the "S-8 Registration Statement"), is filed for the sole purpose of deregistering the offer and sale of 2,693 shares of the Registrant's common stock, par value $.01 per share, previously registered, but not used, under the S-8 Registration Statement and the participation interests associated therewith (the "Unused Shares"). As a result of this deregistration, the Unused Shares will not be available for offer and sale under the Daleen Technologies, Inc. 401(k) Profit Sharing Plan (the "401(k) Plan") after the effective date of this Post-Effective Amendment No. 1. There are no shares of the Registrant's common stock remaining available for offer and sale under the 401(k) Plan under any registration statement previously filed by the Registrant. This Post-Effective Amendment No. 1 does not deregister or otherwise have any effect on shares registered under the S-8 Registration Statement with respect to any benefit plan of the Registrant other than the 401(k) Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of July, 2003.

                                      DALEEN TECHNOLOGIES, INC.


                                      By:  /s/ GORDON QUICK
                                           -------------------------------------
                                           Gordon Quick
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the S-8 Registration Statements has been signed by the following persons in the capacities and on the date(s) indicated:


       Signature                         Capacity                                     Date
       ---------                         --------                                     ----

/s/ JAMES DALEEN                     Chairman of the Board                        July 23, 2003
---------------------------
James Daleen

/s/ GORDON QUICK                     President, Chief Executive Officer           July 23, 2003
---------------------------          and Director (Principal Executive
Gordon Quick                         Officer)


/s/ JEANNE T. PRAYTHER               Chief Financial Officer (Principal           July 23, 2003
---------------------------          Financial and Accounting Officer)
Jeanne T. Prayther

/s/ DANIEL J. FOREMAN                Director                                     July 23, 2003
---------------------------
Daniel J. Foreman

/s/ STEPHEN J. GETSY                 Director                                     July 23, 2003
---------------------------
Stephen J. Getsy

/s/ JOHN MCCARTHY                    Director                                     July 23, 2003
---------------------------
John McCarthy

/s/ OFER NEMIROVSKY                  Director                                     July 23, 2003
---------------------------
Ofer Nemirovsky

/s/ DENNIS SISCO                     Director                                     July 23, 2003
---------------------------
Dennis Sisco


     Pursuant  to the  requirements  of the  Securities  Act of  1933,  the Plan
Administrator of the Daleen Technologies, Inc. 401(k) Profit Sharing Plan has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 23rd day of July, 2003.

                            DALEEN TECHNOLOGIES, INC. 401(k) PROFIT SHARING PLAN

                            Daleen Technologies, Inc.

                            By:  /s/ GORDON QUICK
                                 -----------------------------------------------
                                 Gordon Quick, President and CEO